Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Twist Bioscience Corporation of our report dated November 22, 2021 relating to the financial statements, which appears in Twist Bioscience Corporation 's Annual Report on Form 10-K for the year ended September 30, 2023.

/s/ PricewaterhouseCoopers LLP
San Jose, California
November 21, 2023